Exhibit 10.28

AUTHENTEC, INC.

RESTRICTED STOCK UNIT AGREEMENT

UNDER THE

AUTHENTEC, INC. 2007 STOCK INCENTIVE PLAN

1. Terminology. Unless otherwise provided in this Agreement, capitalized terms used herein are defined in the Glossary at the end of this Agreement.

2. Vesting. All of the RSUs are nonvested and forfeitable as of the Grant Date. So long as your Service is continuous from the Grant Date through the applicable date upon which vesting is scheduled to occur, the RSUs will become vested and nonforfeitable in accordance with the vesting schedule set forth in the Notice. None of the RSUs will become vested and nonforfeitable after your Service ceases.

3. Termination of Employment or Service. Unless otherwise provided on the Notice, if your Service with the Company ceases for any reason, all RSUs that are not then vested and nonforfeitable will be immediately forfeited to the Company upon such cessation without payment of any consideration therefor.

4. Restrictions on Transfer. Neither this Agreement nor any of the RSUs may be assigned, transferred, pledged, used as collateral, hypothecated or disposed of in any way, whether by operation of law or otherwise and the RSUs shall not be subject to execution, attachment or similar process. All rights with respect to this Agreement and the RSUs shall be exercisable during your lifetime only by you or your guardian or legal representative.

5. Settlement of RSUs. Your RSUs will be settled automatically, via the issuance of Common Stock as described herein, on the date that they become vested and nonforfeitable or as soon as practicable thereafter but in all events no later than 2 1/2 months after the end of the calendar year in which the RSUs become vested and nonforfeitable. You are not required to make any monetary payment (other than applicable tax withholding, if required) as a condition to settlement of the RSUs. The Company will issue to you, in settlement of your RSUs and subject to the provisions of Section 6 below, the number of whole shares of Common Stock that equals the number of whole RSUs that become vested (less any shares of Common Stock withheld to satisfy applicable tax withholding requirements), and the vested RSUs will cease to be outstanding upon your receipt of such settlement payment. Upon issuance of such shares, the Company will deliver, subject to the provisions of Section 6 below, such shares on your behalf electronically to the Company’s designated stock plan administrator or such other broker as the Company may choose at its sole discretion, within reason. No fractional shares will be issued in settlement of RSUs. Vested fractional RSUs will not be settled in cash.

6. Tax Withholding. To satisfy any federal, state, local or foreign taxes required by law to be withheld because of the vesting or settlement of your RSUs, you hereby acknowledge and agree that shares otherwise deliverable to you in settlement of your RSUs may be withheld, redeemed and/or sold for you on your behalf in an amount necessary to satisfy such tax withholding obligation. The Company will not issue any share of Common Stock or deliver any Common Stock certificate under this Agreement or otherwise release for transfer any such share until the applicable withholding is satisfied.

7. Adjustments for Corporate Transactions and Other Events.

(a) Stock Dividend, Stock Split and Reverse Stock Split. Upon a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, the number of outstanding RSUs shall, without further action of the Administrator, be adjusted to reflect such event; provided, however, that any fractional RSUs resulting from any such adjustment shall be eliminated. Adjustments under this paragraph will be made by the Administrator, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive.

(b) Change in Control. In the event of any transaction resulting in a Change in Control of the Company, outstanding RSUs will terminate upon the effective time of such Change in Control unless provision is made in connection with the transaction for the continuation or assumption of the RSUs by, or for the substitution of the equivalent awards of, the surviving or successor entity or a parent thereof. In the event of such termination, the outstanding RSUs that will terminate upon the effective time of the Change in Control will become fully vested immediately before the effective time of the Change in Control.

8. Non-Guarantee of Employment or Service Relationship. Nothing in the Plan or this Agreement shall alter your at-will or other employment status or other service relationship with the Company, nor be construed as a contract of employment or service relationship between the Company and you, or as a contractual right of you to continue in the employ of, or in a service relationship with, the Company for any period of time, or as a limitation of the right of the Company to discharge you at any time with or without cause or notice and whether or not such discharge results in the forfeiture of any nonvested and forfeitable RSUs or any other adverse effect on your interests under the Plan.

9. Non-Competition.

(a) During your employment with the Company and for twelve (12) months after termination thereof, whether with or without cause, you agree that you will not directly or indirectly (i) as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than five percent (5%) of the total outstanding stock of a publicly-held company), engage in any business activity that directly competes with the kind or type of products or services developed or being developed, produced, marketed, distributed, planned, furnished or sold by the Company; (ii) recruit, solicit or induce, or attempt to induce, any employees of the Company to terminate their employment with, or otherwise cease their relationship with, the Company; or (iii) solicit, divert, reduce, take away, or attempt to divert, reduce or take away, the business or patronage (with respect to products or services of the kind or type developed, produced, marketed, furnished or sold by the Company) of any of the Company’s clients, customers, or accounts, or prospective clients, customers or accounts, that were contacted, solicited or served by you while employed by the Company.

(b) You acknowledge that the covenant in Section 9(a) has a unique, very substantial and immeasurable value to the Company. You acknowledge and agree that the products and services developed by the Company are or are intended to be marketed and licensed to customers worldwide. You further acknowledge and agree to the reasonableness of this covenant not to compete and the reasonableness of the geographic area and duration of time which are a part of said covenant. You also acknowledge and agree that this covenant will not prevent you from becoming gainfully employed, or otherwise earning a livelihood following termination of your Service with the Company.

10. Rights as Stockholder. You shall not have any of the rights of a stockholder with respect to any shares of Common Stock that may be issued in settlement of the RSUs until such shares of Common Stock have been issued to you upon settlement of the RSUs. No adjustment shall be made for dividends, distributions, or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 7(c) of the Plan.

11. The Company’s Rights. The existence of the RSUs shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

12. Restrictions on Issuance of Shares. The issuance of shares of Common Stock upon settlement of the RSUs shall be subject to and in compliance with all applicable requirements of federal, state, or foreign law with respect to such securities. No shares of Common Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance of any shares subject to the RSUs shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the RSUs, the Company may require you to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

13. Notices. All notices and other communications made or given pursuant to this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to you at the address contained in the records of the Company, or addressed to the Administrator, care of the Company for the attention of its Corporate Secretary at its principal executive office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

14. Entire Agreement. This Agreement, together with the relevant Notice, contain the entire agreement between the parties with respect to the RSUs granted hereunder. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the RSUs granted hereunder shall be void and ineffective for all purposes.

15. Amendment. This Agreement may be amended from time to time by the Administrator in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the RSUs as determined in the discretion of the Administrator, except as provided in the Plan or in a written document signed by each of the parties hereto.

16. Section 409A. This Agreement and the RSUs granted hereunder are intended to comply with, or otherwise be exempt from, Section 409A of the Code. This Agreement and the RSUs shall be administered, interpreted and construed in a manner consistent with such Code section. Should any provision of this Agreement or the RSUs be found not to comply with, or otherwise be exempt from, the provisions of Section 409A of the Code, it shall be modified and given effect, in the sole discretion of the Administrator and without requiring your consent (notwithstanding the provisions of Section 15 above), in such manner as the Administrator determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Section 409A of the Code. Each amount payable under this Agreement as a payment upon vesting of the RSUs is designated as a separate identified payment for purposes of Section 409A of the Code.

17. Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern. A copy of the Plan is available upon request to the Administrator.

18. No Funding. This Agreement constitutes an unfunded and unsecured promise by the Company to issue shares of Common Stock in the future in accordance with its terms. You have the status of a general unsecured creditor of the Company as a result of receiving the grant of RSUs. Nothing in this Agreement will be construed to give you or any other person rights to any specific assets of the Company.

19. Governing Law. The validity, construction, and effect of this Agreement, and of any determinations or decisions made by the Administrator relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be determined exclusively in accordance with the laws of the State of Delaware, without regard to its provisions concerning the applicability of laws of other jurisdictions. Any suit with respect hereto will be brought in the federal or state courts in the district which includes the city or town in which the Company’s principal executive office is located, and you hereby agree and submit to the personal jurisdiction and venue thereof.

20. Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

21. Electronic Delivery of Documents. By your signing the Notice, you (i) consent to the electronic delivery of this Agreement, all information with respect to the Plan and the RSUs, and any reports of the Company provided generally to the Company’s stockholders; (ii) acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost to you by contacting the Company by telephone or in writing; (iii) further acknowledge that you may revoke your consent to the electronic delivery of documents at any time by notifying the Company of such revoked consent by telephone, postal service or electronic mail; and (iv) further acknowledge that you understand that you are not required to consent to electronic delivery of documents.

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GLOSSARY

(a) “Administrator” means the Board of Directors of AuthenTec, Inc. or such committee or committees appointed by the Board to administer the Plan.

(b) “Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with AuthenTec, Inc. (including but not limited to joint ventures, limited liability companies, and partnerships). For this purpose, “control” means ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.

(c) “Agreement” means this document, as amended from time to time, together with the Plan which is incorporated herein by reference.

(d) “Change in Control” has the meaning provided in the Plan.

(e) “Code” means the Internal Revenue Code of 1986, as amended, and the Treasury regulations and other guidance promulgated thereunder.

(f) “Common Stock” means the common stock, $0.01 par value per share, of AuthenTec, Inc.

(g) “Company” means AuthenTec, Inc. and its Affiliates, except where the context otherwise requires.

(h) “Fair Market Value” has the meaning set forth in the Plan. The Plan generally defines Fair Market Value to mean, in the Administrator’s discretion, either the closing price or the average of the high and low sale price per share of Common Stock on the relevant date, as reported on the NASDAQ Global Market. If no public trading of the Common Stock occurs on the relevant date, the Fair Market Value will be determined as of the next preceding date on which trading of the Common Stock does occur.

(i) “Grant Date” means the effective date of a grant of RSUs made to you as set forth in the relevant Notice.

(j) “Notice” means the statement, letter or other written notification provided to you by the Company setting forth the terms of a grant of RSUs made to you.

(k) “Plan” means the AuthenTec, Inc. 2007 Stock Incentive Plan, as amended from time to time.

(l) “RSU” means the Company’s commitment to issue one share of Common Stock at a future date, subject to the terms of the Agreement and the Plan.

(m) “Service” means your employment or other service relationship with the Company and its Affiliates. Your Service will be considered to have ceased with the Company and its Affiliates if, immediately after a sale, merger, or other corporate transaction, the trade, business, or entity with which you are employed or otherwise have a service relationship is not AuthenTec, Inc. or an Affiliate of AuthenTec, Inc.

(n) “You” or “Your” means the recipient of the RSUs as reflected on the applicable Notice. Whenever the word “you” or “your” is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Administrator, to apply to the estate, personal representative, or beneficiary to whom the RSUs may be transferred by will or by the laws of descent and distribution, the words “you” and “your” shall be deemed to include such person.

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